NEWS RELEASE

Arlo Reports Fourth Quarter 2020 and Full Year 2020 Results

Exceeded High-End of EPS Guidance for the Quarter
Delivered Highest Gross Margin in Nine Quarters
Fourth Quarter Service Revenue Growth of 72.1% Year Over Year for a Sixth Consecutive Quarterly Record
89.1% Paid Account Growth Year Over Year
Ended Year with Cash, Cash Equivalents and Short-term Investments Balance at $206.1 million with No Debt

SAN JOSE, California - February 23, 2021 - Arlo Technologies, Inc. (NYSE: ARLO), a leading internet-connected security camera brand, today reported financial results for the fourth quarter and fiscal year ended December 31, 2020.

Financial Highlights (1)

•Fourth quarter revenue of $114.8 million, a decrease of 6.2% year over year.
•Fourth quarter GAAP gross profit of $24.5 million, an increase of 79.0% year over year; non-GAAP gross profit of $25.7 million, an increase of 73.0% year over year.
•Fourth quarter GAAP gross margin of 21.4%; non-GAAP gross margin of 22.4%.
•Fourth quarter GAAP net loss per diluted share of $(0.19); non-GAAP net loss per diluted share of $(0.08).
•2020 revenue of $357.2 million, a decrease of 3.5% compared to prior year.
•2020 GAAP gross profit of $55.4 million, an increase of 54.7% compared to prior year; non-GAAP gross profit of $59.7 million, an increase of 51.5% compared to prior year.
•2020 GAAP gross margin of 15.5%; non-GAAP gross margin of 16.7%.
•2020 GAAP net loss per diluted share of $(1.30); non-GAAP net loss per diluted share of $(0.82).
•Cash, cash equivalents and short-term investments of $206.1 million and no debt at the end of Q4.

"2020 was an unprecedented year and I am exceedingly proud of our team’s perseverance and determination in the face of the ongoing pandemic. In Q4, revenue grew 4.2% sequentially to $114.8 million to come in at the top end of our guidance. The strength of our new business model, a free, 90-day trial of Arlo Smart, continues to accelerate the momentum of our paid account growth and the fourth quarter was another great example. We closed out the year with an 89.1% year over year paid account growth and saw service gross margin improve 10 percentage points year over year. Our unwavering commitment to operational efficiency drove a significant year over year decrease in operating expenses and led us to solidly outperform the high end of our guidance for EPS. We also kept our focus on robust innovation and launched two new products in the fourth quarter,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “In 2020 we laid a solid foundation to become a more profitable and predictable business with strong progress with our Verisure partnership and by refreshing our entire product line up to drive paid account growth with our new business model. Looking forward, we expect to roughly triple our paid account additions in 2021 and reach one million paid accounts by this time next year. We believe Arlo is on solid financial and operational footing and look forward to continuing our execution in 2021."

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(in thousands, except percentage and per share data)
Revenue	$114,836	$110,236	$122,413	$357,154	$370,007
GAAP Gross Margin	21.4%	19.4%	11.2%	15.5%	9.7%
Non-GAAP Gross Margin (1)	22.4%	20.6%	12.2%	16.7%	10.6%
GAAP Net Income (Loss) per Diluted Share	$(0.19)	$(0.22)	$0.26	$(1.30)	$(1.14)
Non-GAAP Net Income (Loss) per Diluted Share (1)	$(0.08)	$(0.10)	$(0.26)	$(0.82)	$(1.42)
_________________________
(1) Reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis are provided at the end of this press release.

Business Highlights

•Full year service revenue of $72.3 million, for growth of 54.6% year over year.
•Service revenue of $21.6 million for Q4, for growth of 72.1% year over year.
•Added a record 79,000 paid accounts in Q4, a sequential increase of 22.2% over Q3, and a year over year increase of 89.1%.
•Announced the all new Arlo Touchless Video Doorbell, which builds on the award-winning features of the Video Doorbell. Utilizing our precise Proximity Sensing Technology, the Touchless Video Doorbell can automatically detect a visitor’s approach and “press” the doorbell, alerting both homeowner and visitor without the need for physical contact with the device. The Touchless Video Doorbell also includes a three-month subscription to Arlo Smart.
•Expanded the Arlo Essential product family with the addition of the Essential Indoor Camera, which sports all of the Essential’s great features while incorporating new design elements for optimal indoor use. The Essential Indoor Camera features a stand mount and a power cord for easy and flexible indoor placement, along with a built-in motorized shutter to quickly and easily turn the camera on and off. This Essential Indoor Camera also includes a three-month subscription to Arlo Smart.
•Partnered with Calix and its broad network of Communications Service Providers to seamlessly offer Arlo products and services as part of a homeowner’s overall managed WiFi experience.
•The newly announced Essential Indoor Camera and Touchless Video Doorbell were named CES 2021 Innovation Award Honorees, making this the third consecutive year of recognition for Arlo products by the Consumer Technology Association.

First Quarter 2021 Business Outlook (2)

•Revenue of $70.0 million to $80.0 million.
•GAAP net loss per diluted share of $(0.35) to $(0.29), and non-GAAP net loss per diluted share of $(0.23) to $(0.17).

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ending March 28, 2021
	Revenue	Net Loss per Diluted Share
(in millions, except per share data)
GAAP	$70.0 - $80.0	$(0.35) - $(0.29)
Estimated adjustments for (2):
Stock-based compensation expense	—	0.12
Tax effects of non-GAAP adjustments	—	—
Non-GAAP	$70.0 - $80.0	$(0.23) - $(0.17)
_________________________
(2) Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the fourth quarter of 2020 results and discuss management’s expectations for the first quarter of 2021 today, Tuesday, February 23, 2021 at 5:00 p.m. ET (2:00 p.m. PT). The toll free dial-in number for the live audio call is (866) 393-4306. The international dial-in number for the live audio call is (734) 385-2616. The conference ID for the call is 8394616. A live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo (NYSE: ARLO) is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, advanced baby monitors and smart security lights.

© 2019 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: Arlo’s future operating performance and financial condition, expected revenue, GAAP and non-GAAP gross margins, operating margins, and tax expense; expectations regarding market expansion and future growth; plans to invest in product innovation; Arlo's future product offerings; and the quote from Arlo's Chief Executive Officer. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may incur additional costs and charges associated with the transactions contemplated by the Verisure partnership; the Company may not receive the minimum commitment amounts from Verisure; the COVID-19 pandemic could have an adverse impact on the Company's business, operations and the markets and communities in which Arlo and its partners and customers operate; the Company may fail to successfully continue to effect operating expense savings; changes in the level of Arlo's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; the actions and financial health of the Company's customers; the anticipated financial capacity under Arlo's revolving credit line may not be available when expected, or at all; and the Company may not be able to carry out its restructuring plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2020, filed with the Securities and Exchange Commission on November 5, 2020 and other periodic filings with the Securities and Exchange Commission. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, amortization of intangibles, activist shareholder response costs, restructuring and other charges, strategic initiative and transaction expenses, gain on sale of business, litigation reserves, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

–the ability to make more meaningful period-to-period comparisons of our on-going operating results;
–the ability to better identify trends in our underlying business and perform related trend analyses;

–a better understanding of how management plans and measures our underlying business; and
–an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the separation of our business from NETGEAR. These consist primarily of third-party consulting fees, legal fees, IT costs, employee bonuses for services related to the separation, and other one-time expenses incurred to complete the separation. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to an assessment of our internal operations and comparisons to our prior and future periods and to the performance of our competitors.

Activist shareholder response costs primarily consist of legal fees and third-party consulting costs incurred. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Strategic initiative and transaction expenses consist of legal fees associated with the strategic review of the Company and legal fees, accounting fees and other one-time costs incurred to complete the Verisure transaction. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Gain on sale of business represents gain from sale of the Company's commercial operations in Europe. We consider our operating results without this gain when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such gain when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding the gain is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Other items are the result of either unique or unplanned events, including, when applicable: restructuring and other charges and litigation reserves, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

***Financial Tables Attached***

ARLO TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2020	December 31, 2019
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$186,127	$236,680
Short-term investments (amortized cost of $19,996 and $19,967)	19,997	19,990
Accounts receivable, net (net of allowance for credit losses of $519 and $609)	77,643	127,317
Inventories	64,705	68,624
Prepaid expenses and other current assets	8,076	16,958
Total current assets	356,548	469,569
Property and equipment, net	15,821	21,352
Operating lease right-of-use assets, net	23,998	31,300
Intangibles, net	—	1,306
Goodwill	11,038	11,038
Restricted cash	4,164	4,139
Other non-current assets	2,399	4,008
Total assets	$413,968	$542,712

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$62,171	$111,650
Deferred revenue	53,142	50,362
Accrued liabilities	121,766	127,400
Income tax payable	267	4,489
Total current liabilities	237,346	293,901
Non-current deferred revenue	16,563	15,736
Non-current operating lease liabilities	25,029	29,001
Non-current income taxes payable	104	92
Other non-current liabilities	1,159	606
Total liabilities	280,201	339,336
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: : $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 79,336,242 at December 31, 2020 and 75,785,952 at December 31, 2019	79	76
Additional paid-in capital	366,455	334,821
Accumulated other comprehensive income	3	(2)
Accumulated deficit	(232,770)	(131,519)
Total stockholders’ equity	133,767	203,376
Total liabilities and stockholders’ equity	$413,968	$542,712

ARLO TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(in thousands, except percentage and per share data)
Revenue:
Products	$93,271	$91,271	$109,883	$284,868	$323,242
Services	21,565	18,965	12,530	72,286	46,765
Total revenue	114,836	110,236	122,413	357,154	370,007
Cost of revenue:
Products	81,424	79,107	100,470	263,905	307,348
Services	8,874	9,720	8,237	37,860	26,855
Total cost of revenue	90,298	88,827	108,707	301,765	334,203
Gross profit	24,538	21,409	13,706	55,389	35,804
Gross margin	21.4%	19.4%	11.2%	15.5%	9.7%
Operating expenses:
Research and development	15,266	15,436	16,928	60,137	69,384
Sales and marketing	13,593	12,720	14,596	49,064	56,985
General and administrative	11,338	11,137	15,112	51,096	47,624
Separation expense	10	77	153	248	1,913
Gain on sale of business	—	—	(54,881)	(292)	(54,881)
Total operating expenses	40,207	39,370	(8,092)	160,253	121,025
Income (loss) from operations	(15,669)	(17,961)	21,798	(104,864)	(85,221)
Operating margin	(13.6)%	(16.3)%	17.8%	(29.4)%	(23.0)%
Interest income	42	74	567	802	2,737
Other income (expense), net	599	543	775	3,436	913
Income (loss) before income taxes	(15,028)	(17,344)	23,140	(100,626)	(81,571)
Provision for income taxes	182	115	3,525	625	4,380
Net income (loss)	$(15,210)	$(17,459)	$19,615	$(101,251)	$(85,951)
Net income (loss) per share:
Basic	$(0.19)	$(0.22)	$0.26	$(1.30)	$(1.14)
Diluted	$(0.19)	$(0.22)	$0.26	$(1.30)	$(1.14)
Weighted average shares used to compute net income (loss) per share:
Basic	79,164	78,662	75,805	78,084	75,074
Diluted	79,164	78,662	76,090	78,084	75,074

ARLO TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31, 2020	December 31, 2019
	(In thousands)
Cash flows from operating activities:
Net loss	$(101,251)	$(85,951)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,206	10,681
Stock-based compensation expense	35,247	22,894
Allowance for (release of) credit losses and inventory reserves	964	(2,921)
Gain on sale of business	(292)	(54,881)
Deferred income taxes	50	(210)
Premium amortization (discount accretion) on investments, net	54	(461)
Changes in assets and liabilities:
Accounts receivable, net	49,765	38,247
Inventories	2,862	53,604
Prepaid expenses and other assets	10,441	11,525
Accounts payable	(49,282)	28,791
Deferred revenue	3,607	22,567
Accrued and other liabilities	(8,901)	(34,714)
Net cash provided by (used in) operating activities	(46,530)	9,171
Cash flows from investing activities:
Purchases of property and equipment	(3,892)	(6,664)
Proceeds from sale of business	—	52,694
Purchases of short-term investments	(50,083)	(29,768)
Maturities of short-term investments	50,000	60,000
Net cash provided by (used in) investing activities	(3,975)	76,262
Cash flows from financing activities:
Proceeds related to employee benefit plans	4,755	1,837
Restricted stock unit withholdings	(4,778)	(1,875)
Net cash used in financing activities	(23)	(38)
Net increase (decrease) in cash and cash equivalents and restricted cash	(50,528)	85,395
Cash and cash equivalents and restricted cash, at beginning of period	240,819	155,424
Cash and cash equivalents and restricted cash, at end of period	$190,291	$240,819

Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$564	$1,086
De-recognition of build-to-suit assets and liabilities	$—	$(21,610)
Supplemental cash flow information:
Cash paid for income taxes	$5,614	$960

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(in thousands, except percentage data)
GAAP gross profit:
Products	$11,847	$12,164	$9,413	$20,963	$15,894
Services	12,691	9,245	4,293	34,426	19,910
Total GAAP gross profit	24,538	21,409	13,706	55,389	35,804
GAAP gross margin:
Products	12.7%	13.3%	8.6%	7.4%	4.9%
Services	58.9%	48.8%	34.3%	47.6%	42.6%
Total GAAP gross margin	21.4%	19.4%	11.2%	15.5%	9.7%
Stock-based compensation expense	955	942	727	2,962	2,013
Amortization of intangibles	237	356	373	1,306	1,517
Restructuring and other charges	—	—	69	23	69
Non-GAAP gross profit:
Products	13,039	13,462	10,582	25,254	19,493
Services	12,691	9,245	4,293	34,426	19,910
Total Non-GAAP gross profit	$25,730	$22,707	$14,875	$59,680	$39,403
Non-GAAP gross margin:
Products	14.0%	14.7%	9.6%	8.9%	6.0%
Services	58.9%	48.8%	34.3%	47.6%	42.6%
Total Non-GAAP gross margin	22.4%	20.6%	12.2%	16.7%	10.6%

GAAP research and development	$15,266	$15,436	$16,928	$60,137	$69,384
Stock-based compensation expense	(2,795)	(2,870)	(2,367)	(9,054)	(6,868)
Restructuring and other charges	—	—	(262)	—	(262)
Non-GAAP research and development	$12,471	$12,566	$14,299	$51,083	$62,254

GAAP sales and marketing	$13,593	$12,720	$14,596	$49,064	$56,985
Stock-based compensation expense	(1,211)	(1,160)	(1,137)	(4,106)	(3,859)
Restructuring and other charges	—	—	(198)	—	(198)
Non-GAAP sales and marketing	$12,382	$11,560	$13,261	$44,958	$52,928

GAAP general and administrative	$11,338	$11,137	$15,112	$51,096	$47,624
Stock-based compensation expense	(3,948)	(4,029)	(3,402)	(19,125)	(10,154)
Restructuring and other charges	—	—	(102)	(21)	(102)
Strategic initiative and transaction expenses	(2)	(17)	(1,868)	(770)	(2,370)
Activist shareholder response costs	—	—	—	—	(237)
Litigation reserves, net	—	—	(1,287)	(256)	(1,427)
Non-GAAP general and administrative	$7,388	$7,091	$8,453	$30,924	$33,334

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(in thousands, except percentage and per share data)
GAAP total operating expenses	$40,207	$39,370	$(8,092)	$160,253	$121,025
Separation expense	(10)	(77)	(154)	(248)	(1,913)
Strategic initiative and transaction expenses	(2)	(17)	(1,868)	(770)	(2,370)
Stock-based compensation expense	(7,954)	(8,059)	(6,906)	(32,285)	(20,881)
Restructuring and other charges	—	—	(562)	(21)	(562)
Litigation reserves, net	—	—	(1,287)	(256)	(1,427)
Activist shareholder response costs	—	—	—	—	(237)
Gain on sale of business	—	—	54,881	292	54,881
Non-GAAP total operating expenses	$32,241	$31,217	$36,012	$126,965	$148,516

GAAP operating income (loss)	$(15,669)	$(17,961)	$21,798	$(104,864)	$(85,221)
GAAP operating margin	(13.6)%	(16.3)%	17.8%	(29.4)%	(23.0)%
Separation expense	10	77	154	248	1,913
Strategic initiative and transaction expenses	2	17	1,868	770	2,370
Stock-based compensation expense	8,909	9,001	7,633	35,247	22,894
Amortization of intangibles	237	356	373	1,306	1,517
Restructuring and other charges	—	—	631	44	631
Litigation reserves, net	—	—	1,287	256	1,427
Activist shareholder response costs	—	—	—	—	237
Gain on sale of business	—	—	(54,881)	(292)	(54,881)
Non-GAAP operating loss	$(6,511)	$(8,510)	$(21,137)	$(67,285)	$(109,113)
Non-GAAP operating margin	(5.7)%	(7.7)%	(17.3)%	(18.8)%	(29.5)%

GAAP provision for income taxes	$182	$115	$3,525	$625	$4,380
GAAP income tax rate	(1.2)%	(0.7)%	15.2%	(0.6)%	(5.4)%
Tax effects	(3)	—	3,241	28	3,337
Non-GAAP provision for income taxes	$185	$115	$284	$597	$1,043
Non-GAAP income tax rate	(3.2)%	(1.5)%	(1.4)%	(0.9)%	(1.0)%

GAAP net income (loss)	$(15,210)	$(17,459)	$19,615	$(101,251)	$(85,951)
Separation expense	10	77	154	248	1,913
Strategic initiative and transaction expenses	2	17	1,868	770	2,370
Stock-based compensation expense	8,909	9,001	7,633	35,247	22,894
Amortization of intangibles	237	356	373	1,306	1,517
Restructuring and other charges	—	—	631	44	631
Litigation reserves, net	—	—	1,287	256	1,427
Activist shareholder response costs	—	—	—	—	237
Gain on sale of business	—	—	(54,881)	(292)	(54,881)
Tax effects	(3)	—	3,241	28	3,337
Non-GAAP net loss	$(6,055)	$(8,008)	$(20,079)	$(63,644)	$(106,506)

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(in thousands, except percentage and per share data)
NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.19)	$(0.22)	$0.26	$(1.30)	$(1.14)
Separation expense	—	—	—	—	0.02
Strategic initiative and transaction expenses	—	—	0.02	0.01	0.03
Stock-based compensation expense	0.11	0.11	0.10	0.45	0.31
Amortization of intangibles	—	0.01	—	0.02	0.02
Restructuring and other charges	—	—	0.01	—	0.01
Litigation reserves, net	—	—	0.02	—	0.02
Gain on sale of business	—	—	(0.72)	—	(0.72)
Tax effects	—	—	0.05	—	0.04
Non-GAAP net loss per diluted share	$(0.08)	$(0.10)	$(0.26)	$(0.82)	$(1.42)

Shares used in computing GAAP net income (loss) per diluted share	79,164	78,662	76,090	78,084	75,074
Shares used in computing non-GAAP net income (loss) per diluted share	79,164	78,662	76,090	78,084	75,074

ARLO TECHNOLOGIES, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	December 31, 2020	September 27, 2020	June 28, 2020	March 29, 2020	December 31, 2019
	(in thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$206,124	$193,611	$205,454	$206,582	$256,670
Cash, cash equivalents and short-term investments per diluted share	$2.60	$2.46	$2.64	$2.70	$3.37

Accounts receivable, net	$77,643	$56,431	$46,466	$61,376	$127,317
Days sales outstanding	64	47	63	83	97

Inventories	$64,705	$69,038	$65,814	$61,027	$68,624
Inventory turns	5.0	4.6	3.1	3.4	5.9

Weeks of channel inventory:
U.S. retail channel	9.2	8.4	6.6	13.7	6.3
U.S. distribution channel	11.7	8.6	8.4	20.3	8.0
APAC distribution channel	2.8	4.2	6.8	6.0	3.6

Deferred revenue (current and non-current)	$69,705	$38,530	$54,546	$59,848	$66,098

Cumulative registered accounts (1)	5,047	4,774	4,518	4,245	4,015
Cumulative paid accounts (2)	435	356	298	255	230

Headcount	359	358	355	356	349
Non-GAAP diluted shares	79,164	78,662	77,885	76,560	76,090
_________________________

(1)    We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such particular period, and includes accounts owned by Verisure S.a.r.l.. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform, as one registered account may be used by multiple people.

(2)     Paid accounts worldwide measured as any account where a subscription to a paid service is being collected (either by the Company or by the Company’s customers or channel partners), plus paid service plans of a duration of more than 3 months bundled with products (such bundles being counted as a paid account after 90 days have elapsed from the date of registration). Paid accounts includes accounts transferred to Verisure S.a.r.l..

REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2020		September 27, 2020		December 31, 2019		December 31, 2020		December 31, 2019
	(in thousands, except percentage data)
Americas	$92,301	81%	$75,861	69%	$94,668	77%	$269,395	76%	$289,160	78%
EMEA	15,302	13%	28,010	25%	19,862	16%	61,832	17%	57,232	15%
APAC	7,233	6%	6,365	6%	7,883	7%	25,927	7%	23,615	7%
Total	$114,836	100%	$110,236	100%	$122,413	100%	$357,154	100%	$370,007	100%